FOR IMMEDIATE RELEASE

Media Contact: Christine Needles Global Corporate Communications Christine.Needles@interface.com +1 404-491-4660	Investor Contact: Bruce Hausmann Chief Financial Officer Bruce.Hausmann@interface.com +1 770-437-6802

Interface Reports Second Quarter 2023 Results

ATLANTA – August 4, 2023 – Interface, Inc. (Nasdaq: TILE), a worldwide commercial flooring company and global leader in sustainability, today announced results for the second quarter ended July 2, 2023.

Second quarter highlights:

•Net sales totaled $329.6 million, down 4.9% year-over-year. Currency neutral net sales were down 4.7% year-over-year.
•GAAP earnings per share of $0.27; Adjusted earnings per share of $0.25.
•Generated $18.3 million cash from operations, repaid $25.9 million of debt in the quarter.

“Our second quarter results came in as we anticipated with currency neutral net sales down 5% against a particularly strong prior year comp that was up 23%. We saw steady order demand during the quarter and our backlog remains solid, up $23 million since the beginning of the year. We continue to benefit from effective execution of our global diversification strategy and remain focused on key segments, including Education, Healthcare, and Corporate Office. Education sales were particularly robust in the second quarter, up 7% year-over-year, as facilities teams and administrators invested in refurbishment and maintenance projects during their summer break,” commented Laurel Hurd, CEO of Interface.

“Our gross profit margins improved sequentially to 33.9% in Q2 due to higher pricing and favorable product mix, partially offset by lower fixed cost absorption,” added Hurd. “Our One Interface strategy is progressing as planned. Importantly, we recently hired the company’s first Chief Supply Chain Officer, a new global leader responsible for expanding our gross margins through efficiency and productivity initiatives across our global manufacturing and supply chain footprint. We are advancing well through our multi-year initiatives and remain focused on leveraging the strength of our entire organization to drive improved margins and profitable growth across the business,” concluded Hurd.

“In alignment with our continued focus on debt repayment as a top capital allocation priority, we repaid $25.9 million of debt during the second quarter, and our debt balances were down $69.8 million year over year. As we look to the back half of the year, we remain focused on strengthening our balance sheet and continuing to improve gross margins,” added Bruce Hausmann, CFO of Interface.

Second Quarter 2023 Financial Summary

Sales: Second quarter net sales were $329.6 million, down 4.9% versus $346.6 million in the prior year period.

Gross profit margin was 33.9% in the second quarter, an increase of 25 basis points from the prior year period. Adjusted gross profit margin was 33.9%, a decrease of 39 basis points from adjusted gross margin for the prior year period due primarily to lower fixed cost absorption, partially offset by higher selling prices.

Second quarter SG&A expenses were $85.5 million, or 25.9% of net sales, compared to $81.4 million, or 23.5% of net sales in the second quarter last year. Adjusted SG&A expenses were $83.9 million, or 25.5% of net sales, in the second quarter of 2023, compared to $80.4 million, or 23.2% of net sales, in the second quarter last year.

Operating Income: Second quarter operating income was $28.9 million, compared to operating income of $34.5 million in the prior year period. Second quarter 2023 adjusted operating income ("AOI") was $27.9 million versus AOI of $38.5 million in the second quarter of 2022.

Net Income and EPS: On a GAAP basis, the Company recorded net income of $15.8 million in the second quarter of 2023, or $0.27 per diluted share, compared to second quarter 2022 GAAP net income of $16.8 million, or $0.28 per diluted share. Second quarter 2023 adjusted net income was $14.5 million, or $0.25 per diluted share, versus second quarter 2022 adjusted net income of $21.1 million, or $0.36 per diluted share.

Adjusted EBITDA: In the second quarter of 2023, adjusted EBITDA was $39.8 million. This compares with adjusted EBITDA of $49.0 million in the second quarter of 2022.

First Six Months of 2023 Summary
Sales: Net sales for the first six months of 2023 were $625.4 million, down 1.5% versus $634.6 million in the prior year period.

Gross profit margin was 33.2% for the first six months of 2023, a decrease of 201 basis points from the prior year period. Adjusted gross profit margin was 33.6%, a decrease of 234 basis points from adjusted gross margin for the prior year period due to lower fixed cost absorption, partially offset by higher selling prices.

SG&A expenses for the first six months of 2023 were $171.8 million, or 27.5% of net sales, compared to $159.9 million, or 25.2% of net sales, in the same period last year. Adjusted SG&A expenses were $167.1 million, or 26.7% of net sales, for the first half of 2023 compared to $159.0 million, or 25.1% of net sales, in the same period last year.

Operating Income: Operating income for the first six months of 2023 was $38.4 million, compared to operating income of $61.9 million in the prior year period. AOI was $43.1 million for the first six months of 2023 versus AOI of $69.2 million in the same period last year.

Net Income and EPS: On a GAAP basis, the Company recorded net income of $15.1 million in the first half of 2023, or $0.26 per diluted share, compared to first half 2022 net income of $30.1 million,

or $0.51 per diluted share. Six-month 2023 adjusted net income was $18.4 million, or $0.32 per diluted share, versus first half 2022 adjusted net income of $37.9 million, or $0.64 per diluted share.

Adjusted EBITDA: In the first six months of 2023, adjusted EBITDA was $66.1 million. This compares with adjusted EBITDA of $91.9 million in the prior year period.
Cash and Debt: The Company had cash on hand of $92.9 million and total debt of $475.6 million at the end of the second quarter 2023, compared to $97.6 million of cash and $520.2 million of total debt at the end of fiscal year 2022.

Second Quarter Segment Results
AMS Results:
•Q2 2023 net sales of $201.3 million, down 2.7% versus $206.8 million in the prior year period.
•Q2 2023 orders down 2.9% compared to the prior year period on a currency neutral basis.
•Q2 2023 operating income was $24.8 million compared to $28.4 million in the prior year period.
•Q2 2023 AOI was $24.0 million versus AOI of $28.4 million in the prior year period.
EAAA Results:
•Q2 2023 net sales of $128.3 million, down 8.2% versus $139.8 million in the prior year period.
•Currency fluctuations were immaterial to net sales in the second quarter.
•Q2 2023 orders were down 0.4% compared to the prior year period on a currency neutral basis. EMEA was down 0.3%, Australia was up 5.5%, and Asia was down 8.5% due to the ongoing soft post-COVID recovery in China.
•Q2 2023 operating income of $4.2 million compared to $6.1 million in the prior year period.
•Q2 2023 AOI was $3.8 million versus AOI of $10.1 million in the prior year period.

First Six Months Segment Results
AMS Results:
•Net sales for the first six months of 2023 were $370.5 million, up 2.0% versus $363.3 million in the prior year period.
•Operating income for the first six months of 2023 was $33.5 million compared to $49.7 million in the prior year period.
•AOI for the first six months of 2023 was $35.3 million versus AOI of $49.5 million in the prior year period.
EAAA Results:
•Net sales for the first six months of 2023 were $254.9 million, down 6.1% versus $271.3 million in the prior year period.

•Currency fluctuations had an approximately $6.4 million negative impact on net sales in the first six months of 2023 compared to the prior year period, primarily due to the weakening of the Euro, British Pound sterling and Australian dollar against the U.S. dollar. Excluding negative foreign currency impacts, for the first six months of 2023, EAAA's net sales were down 3.7% year-over-year.
•Operating income for the first six months of 2023 was $4.9 million compared to $12.3 million in the prior year period.
•AOI for the first six months of 2023 was $7.8 million versus AOI of $19.6 million in the prior year period.

Outlook

Interface remains cautiously optimistic about the back half of the year. The company has calibrated its net sales guidance to accommodate first half results and the ongoing slow post-COVID recovery in Asia, while increasing its gross profit outlook based on an improving supply chain environment. The company now anticipates the following:

For the third quarter of 2023:
•Net sales of $320 million to $330 million.
•Adjusted gross profit margin of approximately 35.5%.
•Adjusted SG&A expenses of approximately $84 million.
•Adjusted Interest & Other expenses of approximately $10 million.
•An adjusted effective tax rate of approximately 31%.
•Fully diluted weighted average share count of approximately 58.2 million shares.

For the full fiscal year 2023:
•Net sales of $1.285 billion to $1.310 billion.
•Adjusted gross profit margin of 34.0% to 34.5%.
•Adjusted SG&A expenses of approximately $336 million.
•Adjusted Interest & Other expenses of approximately $37 million.
•An adjusted effective tax rate of approximately 29%.
•Capital expenditures of approximately $32 million.

Webcast and Conference Call Information

Interface will host a conference call on August 4, 2023, at 8:00 a.m. Eastern Time, to discuss its second quarter 2023 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at:
https://events.q4inc.com/attendee/103039416, or through the Company's website at: https://investors.interface.com.

The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Non-GAAP Financial Measures

Interface provides adjusted earnings per share, adjusted net income, adjusted operating income ("AOI"), adjusted gross profit, adjusted gross profit margin, adjusted SG&A expenses, currency neutral sales and currency neutral sales growth, net debt, and adjusted EBITDA as additional information regarding its operating results in this press release. These non-GAAP measures are not in accordance with – or alternatives to – GAAP measures, and may be different from non-GAAP measures used by other companies. Adjusted EPS, adjusted net income, and AOI exclude nora purchase accounting amortization, the Thailand plant closure inventory write-down, cyber event costs, property casualty loss, restructuring, asset impairment, severance and other charges. Adjusted EPS and adjusted net income also excludes the loss on discontinuance of interest rate swaps. Adjusted gross profit and adjusted gross profit margin exclude nora purchase accounting amortization, property casualty loss, and the Thailand plant closure inventory write-down. Adjusted SG&A expenses exclude the cyber event impact and restructuring, asset impairment, severance, and other charges. Currency neutral sales and currency neutral sales growth exclude the impact of foreign currency fluctuations. Net debt is total debt less cash on hand. Adjusted EBITDA is GAAP net income excluding interest expense, income tax expense, depreciation and amortization, share-based compensation expense, goodwill and intangible asset impairment charges, cyber event costs, property casualty loss, restructuring, asset impairment, severance and other charges, nora purchase accounting amortization, and the Thailand plant closure inventory write-down. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

About Interface

Interface, Inc., (NASDAQ: TILE) is a global flooring solutions enterprise with an integrated portfolio of carpet tile and resilient flooring products, where everything is third-party certified carbon neutral. With our design approach to flooring systems, we help our customers create high-performance interior spaces that have a positive impact on people’s lives and the planet. Our range includes Interface® carpet tile and LVT, nora® by Interface rubber flooring, and FLOR® premium area rugs for commercial and residential spaces.

Interface is third-party certified as a Carbon Neutral Enterprise. We neutralized our carbon impact across our entire business, including all operations and our full value chain, marking an important milestone toward our objective to become a restorative and carbon negative enterprise by 2040.

Learn more about Interface at interface.com and blog.interface.com, nora by Interface at nora.com, FLOR at FLOR.com, and our sustainability journey at interface.com/sustainability, and our Carbon Neutral Enterprise certification at https://www.interface.com/US/en-US/sustainability/carbon-neutral-enterprise.html.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” "should," "goal," "aim," "objective," “seek,” “project,” “estimate,” “target,” “will” and similar expressions. Forward-looking statements in this press release include, without limitation, any projections we make regarding the Company’s 2023 third quarter and full year 2023 under “Outlook” above. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including but not limited to the risks under the following subheadings in “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2023: "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business, or competing on product design or sustainability", "Our earnings could be adversely affected by non-cash adjustments to goodwill, when a test of goodwill assets indicates a material impairment of those assets", "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including experienced sales and manufacturing personnel), and our loss of any of them could affect us adversely", "Large increases in the cost of our raw materials, shipping costs, duties or tariffs could adversely affect us if we are unable to pass these cost increases through to our customers", "Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber or our primary third-party supplier for luxury vinyl tile (“LVT”) or other key raw materials could have a material adverse effect on us", "The market price of our common stock has been volatile and the value of your investment may decline", "Changes to our facilities, manufacturing processes, product construction, and product composition could disrupt our operations, increase our manufacturing costs, increase customer complaints, increase warranty claims, negatively affect our reputation, and have a material adverse effect on our financial condition and results of operations", "Our business operations could suffer significant losses from natural disasters, acts of war, terrorism, catastrophes, fire, adverse weather conditions, pandemics, endemics, unstable geopolitical situations or other unexpected events", "Disruptions to or failures of our information technology systems could adversely affect our business", "The impact of potential changes to environmental laws and regulations and industry standards regarding climate change could lead to unforeseen disruptions to our business operations", "The COVID-19 pandemic has had and could continue to have (and other public health emergencies could have in the future) a material adverse effect on our ability to operate, our ability to keep employees safe from the pandemic, our results of operations, financial condition, liquidity, capital investments, our near term and long term ability to stay in compliance with debt covenants under our Syndicated Credit Facility and Senior Notes, our ability to refinance our existing indebtedness, and our ability to obtain financing in capital markets", "Sales of our principal products have been and may continue to be affected by the COVID-19 pandemic, adverse economic cycles, and effects in the new construction market and renovation market", "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including foreign currency fluctuations, restrictive taxation, custom duties, border closings or other adverse government regulations", "The conflict between Russia and Ukraine could adversely affect our business, results of operations and financial position", "Fluctuations in foreign currency exchange rates have had, and could continue to have, an adverse impact on our financial condition and results of operations", "The uncertainty surrounding the ongoing implementation and effect of the U.K.’s exit from the European Union, and related negative developments in the European Union could adversely affect our business, results of operations or financial condition", "We have a substantial amount of debt, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under our debt", "Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness", "We may incur substantial additional indebtedness, which could further exacerbate the risks associated with our substantial indebtedness", "We face risks associated with litigation and claims". You should consider any additional or updated information we include under the heading “Risk Factors” in our subsequent quarterly and annual reports.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Condensed Statements of Operations	Three Months Ended		Six Months Ended
(In thousands, except per share data)	7/2/2023	7/3/2022	7/2/2023	7/3/2022

Net Sales	$329,582	$346,605	$625,374	$634,607
Cost of Sales	217,796	229,899	417,715	411,102
Gross Profit	111,786	116,706	207,659	223,505
Selling, General & Administrative Expenses	85,522	81,371	171,776	159,863
Restructuring, asset impairment and other charges	(2,644)	810	(2,502)	1,697
Operating Income	28,908	34,525	38,385	61,945
Interest Expense	8,318	7,190	16,823	14,040
Other (Income) Expense	(528)	1,394	972	1,564
Income Before Taxes	21,118	25,941	20,590	46,341
Income Tax Expense	5,321	9,123	5,507	16,230
Net Income	$15,797	$16,818	$15,083	$30,111

Earnings Per Share – Basic	$0.27	$0.28	$0.26	$0.51

Earnings Per Share – Diluted	$0.27	$0.28	$0.26	$0.51

Common Shares Outstanding – Basic	58,074	59,368	58,077	59,308
Common Shares Outstanding – Diluted	58,170	59,368	58,180	59,308

Consolidated Condensed Balance Sheets
(In thousands)	7/2/2023	1/1/2023
Assets
Cash	$92,935	$97,564
Accounts Receivable	166,304	182,807
Inventory	288,181	306,327
Other Current Assets	34,078	30,339
Total Current Assets	581,498	617,037
Property, Plant & Equipment	288,669	297,976
Operating Lease Right-of Use Asset	79,987	81,644
Goodwill and Intangible Assets	162,560	162,195
Other Assets	107,240	107,651
Total Assets	$1,219,954	$1,266,503

Liabilities
Accounts Payable	$69,835	$78,264
Accrued Liabilities	102,589	120,138
Current Portion of Operating Lease Liabilities	11,671	11,857
Current Portion of Long-Term Debt	10,222	10,211
Total Current Liabilities	194,317	220,470
Long-Term Debt	465,348	510,003
Operating Lease Liabilities	71,155	72,305
Other Long-Term Liabilities	104,226	102,188
Total Liabilities	835,046	904,966
Shareholders’ Equity	384,908	361,537
Total Liabilities and Shareholders’ Equity	$1,219,954	$1,266,503

Consolidated Condensed Statements of Cash Flows	Three Months Ended		Six Months Ended
(In thousands)	7/2/2023	7/3/2022	7/2/2023	7/3/2022
OPERATING ACTIVITIES
Net Income	$15,797	$16,818	$15,083	$30,111
Adjustments to Reconcile Net Income to Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	10,155	10,166	20,146	20,836
Share-Based Compensation Expense	2,121	2,145	5,125	4,327
Gain on Disposal of Property, Plant and Equipment, net	(2,541)	—	(2,541)	—
Amortization of Acquired Intangible Assets	1,301	1,271	2,584	2,613
Deferred Income Taxes and Other Non-Cash Items	(1,217)	4,745	(618)	8,941
Change in Working Capital
Accounts Receivable	(18,021)	(33,917)	17,770	(7,782)
Inventories	25,249	(6,762)	19,943	(63,226)
Prepaid Expenses and Other Current Assets	12,537	(444)	(3,611)	(5,696)
Accounts Payable and Accrued Expenses	(27,041)	10,966	(25,957)	(2,832)
Cash Provided by (Used in) Operating Activities	18,340	4,988	47,924	(12,708)
INVESTING ACTIVITIES
Capital Expenditures	(5,619)	(4,346)	(11,331)	(9,127)
Proceeds from Sale of Property, Plant and Equipment	6,593	—	6,593	—
Cash Provided by (Used in) Investing Activities	974	(4,346)	(4,738)	(9,127)
FINANCING ACTIVITIES
Repayments of Long-term Debt	(58,882)	(34,953)	(112,107)	(79,682)
Borrowing of Long-term Debt	33,000	60,877	67,000	109,377
Tax Withholding Payments for Share-Based Compensation	(320)	—	(1,487)	(398)
Repurchase of Common Stock	—	(5,582)	—	(5,582)
Dividends Paid	(1,161)	(1,187)	(1,161)	(1,187)
Finance Lease Payments	(665)	(531)	(1,308)	(1,010)
Cash (Used in) Provided by Financing Activities	(28,028)	18,624	(49,063)	21,518
Net Cash (Used in) Provided by Operating, Investing and Financing Activities	(8,714)	19,266	(5,877)	(317)
Effect of Exchange Rate Changes on Cash	376	(3,701)	1,248	(5,282)
CASH AND CASH EQUIVALENTS
Net Change During the Period	(8,338)	15,565	(4,629)	(5,599)
Balance at Beginning of Period	101,273	76,088	97,564	97,252
Balance at End of Period	$92,935	$91,653	$92,935	$91,653

Segment Results

	Three Months Ended		Six Months Ended
(in thousands)	7/2/2023	7/3/2022	7/2/2023	7/3/2022
Net Sales
AMS	$201,281	$206,810	$370,522	$363,319
EAAA	128,301	139,795	254,852	271,288
Consolidated Net Sales	$329,582	$346,605	$625,374	$634,607

Segment AOI
AMS	$24,034	$28,389	$35,303	$49,527
EAAA	3,827	10,131	7,756	19,635
Consolidated AOI	$27,861	$38,520	$43,059	$69,162

* Note: Segment AOI includes allocation of corporate SG&A expenses

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In millions, except per share amounts)

	Second Quarter 2023							Second Quarter 2022
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS
GAAP As Reported	$111.8	$85.5	$28.9			$15.8	$0.27	$116.7	$81.4	$34.5			$16.8	$0.28
Non-GAAP Adjustments:
Purchase Accounting Amortization	1.3	—	1.3	1.3	(0.4)	0.9	0.02	1.3	—	1.3	1.3	(0.4)	0.9	0.02
Thailand Plant Closure Inventory Write-down	—	—	—	—	—	—	—	0.9	—	0.9	0.9	—	0.9	0.02
Restructuring, Asset Impairment, Severance and Other Charges	—	(1.2)	(1.5)	(1.5)	0.0	(1.5)	(0.03)	—	(1.0)	1.8	1.8	0.0	1.8	0.03
Property Casualty Loss(1)	(1.3)	—	(1.3)	(1.8)	0.4	(1.4)	(0.02)	—	—	—	—	—	—	—
Cyber Event	—	(0.4)	0.4	0.4	(0.1)	0.3	0.01	—	—	—	—	—	—	—
Loss on Discontinuance of Interest Rate Swaps	—	—	—	0.4	(0.1)	0.3	0.01	—	—	—	0.9	(0.2)	0.7	0.01
Adjustments Subtotal *	—	(1.6)	(1.0)	(1.2)	(0.2)	(1.3)	(0.02)	2.2	(1.0)	4.0	4.9	(0.6)	4.3	0.07
Adjusted (non-GAAP) *	$111.8	$83.9	$27.9			$14.5	$0.25	$118.9	$80.4	$38.5			$21.1	$0.36

(1) Represents insurance recovery of loss recognized in the first quarter of 2023.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Six Months 2023							First Six Months 2022
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS
GAAP As Reported	$207.7	$171.8	$38.4			$15.1	$0.26	$223.5	$159.9	$61.9			$30.1	$0.51
Non-GAAP Adjustments:
Purchase Accounting Amortization	2.6	—	2.6	2.6	(0.8)	1.8	0.03	2.6	—	2.6	2.6	(0.8)	1.9	0.03
Thailand Plant Closure Inventory Write-down	—	—	—	—	—	—	—	2.1	—	2.1	2.1	—	2.1	0.03
Restructuring, Asset Impairment, Severance and Other Charges	—	(3.7)	1.2	1.2	(0.6)	0.6	0.01	—	(0.9)	2.6	2.6	0.0	2.6	0.04
Property Casualty Loss(1)	—	—	—	(0.5)	0.1	(0.4)	(0.01)	—	—	—	—	—	—	—
Cyber Event	—	(0.9)	0.9	0.9	(0.2)	0.7	0.01	—	—	—	—	—	—	—
Loss on Discontinuance of Interest Rate Swaps	—	—	—	0.8	(0.2)	0.6	0.01	—	—	—	1.8	(0.4)	1.4	0.02
Adjustments Subtotal *	2.5	(4.6)	4.7	4.9	(1.6)	3.3	0.06	4.7	(0.9)	7.2	9.0	(1.2)	7.8	0.13
Adjusted (non-GAAP) *	$210.2	$167.1	$43.1			$18.4	$0.32	$228.2	$159.0	$69.2			$37.9	$0.64

(1) Represents insurance recovery of loss recognized in the first quarter of 2023.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of Segment GAAP Financial Measures to Non-GAAP Financial Measures ("Currency Neutral Net Sales")
(In millions)

	Second Quarter 2023			Second Quarter 2022
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$201.3	$128.3	$329.6	$206.8	$139.8	$346.6
Impact of Changes in Currency	0.7	0.1	0.8	—	—	—
Currency Neutral Net Sales *	$202.0	$128.4	$330.3	$206.8	$139.8	$346.6

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Six Months 2023			First Six Months 2022
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$370.5	$254.9	$625.4	$363.3	$271.3	$634.6
Impact of Changes in Currency	1.7	6.4	8.0	—	—	—
Currency Neutral Net Sales *	$372.2	$261.3	$633.4	$363.3	$271.3	$634.6

* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of GAAP Operating Income to Adjusted Operating Income ("AOI")
(In millions)

	Second Quarter 2023			Second Quarter 2022
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income	$24.8	$4.2	$28.9	$28.4	$6.1	$34.5
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	1.3	1.3	—	1.3	1.3
Thailand Plant Closure Inventory Write-down	—	—	—	—	0.9	0.9
Restructuring, Asset Impairment, Severance and Other Charges	0.3	(1.8)	(1.5)	—	1.8	1.8
Property Casualty Loss (1)	(1.3)	—	(1.3)	—	—	—
Cyber Event	0.3	0.2	0.4	—	—	—
Adjustments Subtotal *	(0.7)	(0.3)	(1.0)	—	4.0	4.0
AOI *	$24.0	$3.8	$27.9	$28.4	$10.1	$38.5

(1) Represents insurance recovery of loss recognized in the first quarter of 2023.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Six Months 2023			First Six Months 2022
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income	$33.5	$4.9	$38.4	$49.7	$12.3	$61.9
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	2.6	2.6	—	2.6	2.6
Thailand Plant Closure Inventory Write-down	—	—	—	—	2.1	2.1
Restructuring, Asset Impairment, Severance and Other Charges	1.3	(0.1)	1.2	(0.1)	2.7	2.6
Cyber Event	0.5	0.4	0.9	—	—	—
Adjustments Subtotal *	1.8	2.8	4.7	(0.1)	7.4	7.2
AOI *	$35.3	$7.8	$43.1	$49.5	$19.6	$69.2

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Second Quarter 2023	Second Quarter 2022	First Six Months 2023	First Six Months 2022	Last Twelve Months (LTM) Ended 7/2/2023	Fiscal Year 2022
Net Income as Reported (GAAP)	$15.8	$16.8	$15.1	$30.1	$4.5	$19.6
Income Tax Expense	5.3	9.1	5.5	16.2	11.6	22.4
Interest Expense (including debt issuance cost amortization)	8.3	7.2	16.8	14.0	32.7	29.9
Depreciation and Amortization (excluding debt issuance cost amortization)	9.8	9.7	19.4	20.0	38.1	38.7
Share-Based Compensation Expense	2.1	2.1	5.1	4.3	9.3	8.5
Purchase Accounting Amortization	1.3	1.3	2.6	2.6	5.0	5.0
Goodwill and Intangible Asset Impairment	—	—	—	—	36.2	36.2
Thailand Plant Closure Inventory Write-down	—	0.9	—	2.1	0.5	2.5
Restructuring, Asset Impairment, Severance and Other Charges	(1.5)	1.8	1.2	2.6	6.9	8.2
Property Casualty Loss(1)	(1.8)	—	(0.5)	—	(0.5)	—
Cyber Event	0.4	—	0.9	—	6.0	5.1
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (AEBITDA)*	$39.8	$49.0	$66.1	$91.9	$150.3	$176.1
(1) Represents insurance recovery of loss recognized in the first quarter of 2023.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

	As of 7/2/23
Total Debt	$475.6
Total Cash on Hand	(92.9)
Total Debt, Net of Cash on Hand (Net Debt)*	$382.6

	7/2/2023
Total Debt / LTM Net Income	104.9x
Net Debt / LTM AEBITDA	2.5x

* Note: Sum of reconciling items may differ from total due to rounding of individual components

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful basis for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.
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